                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Paradigm Genetics, Inc. of our report dated February 17, 2000, except as to Note 12 which is as of April 24, 2000, relating to the financial statements of Paradigm Genetics, Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 3, 2000